Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Jay Mitchell
July 20, 2010	713-996-4118
T-3 ANNOUNCES SECOND QUARTER 2010 CONFERENCE CALL
HOUSTON — July 20, 2010. T-3 Energy Services, Inc. (NASDAQ:TTES — News) has scheduled a conference call to discuss second quarter 2010 results on Friday, July 30, 2010 at 10:00 a.m. Central Time.
Date:     July 30, 2010
Time:     10:00 AM CT
Listen via Internet:     www.t3energy.com
Telephone:     970-315-0426
The call will be broadcast live through the Investor Relations link on T-3’s website at www.t3energy.com, and a replay will be available on the site for 30 days following the conference. Participants may also join the conference by dialing 970-315-0426 ten minutes prior to the scheduled start time and asking for the T-3 Energy Services conference call.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas. For further information, see www.t3energy.com.
Certain statements and answers to questions during the conference call may contain “forward-looking statements.” These statements, and all phases of the Company’s operations, are subject to risks and uncertainties, any one of which could cause actual results to differ materially from those described in the forward-looking statements. Investors are reminded that these forward-looking statements must be considered in conjunction with the cautionary warnings and risk factors, which are detailed in the Company’s most recent Annual Report on Form 10-K and other documents filed with the SEC and available from the Company.
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